Exhibit 99.1

Newell Rubbermaid Announces Strong Fourth Quarter Results

»     Core Sales Growth of 4.4% and Normalized EPS of $0.47, up +9.3%

»     Reported Sales Growth of 2.9% and Reported EPS of $0.41, up +17.1%

ATLANTA, January 31, 2014 – Newell Rubbermaid (NYSE: NWL) today announced its fourth quarter 2013 financial results.

“We achieved a strong set of fourth quarter 2013 results, including the best quarterly core sales growth rate in years,” Michael Polk, President and Chief Executive Officer commented. “Our core sales grew 4.4 percent with broad based increases across all four regions and four of our five operating segments: Baby & Parenting, Commercial Products, Tools, and Writing. Our strong topline growth was driven by innovation, new distribution, and increased advertising that was fueled by overhead reductions related to Project Renewal. The topline growth combined with solid operating margins drove normalized EPS growth of more than nine percent to $0.47.

“2013 was a year of great progress for Newell Rubbermaid,” continued Polk. “We transformed our company’s structure from a holding company of nine individual global business units to an operating company where our five business segments leverage a set of strong functional capabilities organized and led across Newell Rubbermaid as a whole. This new operating model has realigned resources from structural overhead to investment in our brands and key capabilities: marketing and insight, design, customer development and our new global supply chain.

“As we press forward in 2014, we will drive our new operating model to speed while continuing to invest in our brands, our capabilities and our people. We remain clear that there is more work to do and there continues to be much more opportunity in front of us as we transform Newell Rubbermaid into a larger, faster growing, more profitable, and more global company.”

Fourth Quarter Executive Summary

»	Net sales were $1.49 billion, a 2.9 percent increase versus prior year results.
»	Core sales, which exclude the impact of changes in foreign currency, grew 4.4 percent.
»	Normalized operating margin of 12.2 percent consistent with the prior year period. Reported operating margin increased 20 basis points.
»

Normalized diluted earnings per share were $0.47, an increase of 9.3 percent versus the prior year period. Reported diluted earnings per share were $0.41, an increase of 17.1 percent versus the prior year period.

»	Operating cash flow was $304.2 million versus $261.3 million in the prior year period.
»	The company paid dividends of $42.0 million and purchased 9.4 million shares of common stock under the $350 million accelerated share repurchase program announced in October. The number of shares ultimately purchased under the program will be determined by a formula tied to the volume-weighted average share price of the company’s stock during the term of the program, expected to be completed no later than April 2014.

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

»	The company provided initial guidance for 2014 core sales growth of 3 to 4 percent, operating margin improvement of up to 40 basis points, normalized EPS of $1.94 to $2.00 and operating cash flow of $600 to $650 million.

Fourth Quarter 2013 Operating Results

Net sales in the fourth quarter were $1.49 billion, compared with $1.45 billion in the prior year. Core sales, which exclude 150 basis points of negative foreign currency impact, grew 4.4 percent.

Gross margin was 37.4 percent. Positive pricing and productivity were offset by input cost inflation and less favorable mix due largely to very strong sales growth in Baby & Parenting.

Normalized operating margin was 12.2 percent, compared with 12.2 percent in the prior year period. Significant overhead savings related to Project Renewal were reinvested into advertising and promotion with advertising investment up over 80 percent versus the prior year.

Fourth quarter reported operating margin was 10.7 percent compared with 10.5 percent in the prior year. Reported operating income was $159.2 million versus $152.4 million.

Normalized operating income was $182.0 million compared with $176.3 million in the prior year period. Fourth quarter 2013 normalized operating income excludes restructuring and restructuring-related costs of $22.8 million, while 2012 normalized operating income excludes $23.9 million of restructuring and restructuring-related costs.

The reported tax rate for the quarter was 18.2 percent compared with 22.9 percent in the prior year. The normalized tax rate was 19.4 percent compared with 20.5 percent in the prior year.

Reported net income was $117.3 million, compared with $101.9 million in the prior year. Reported diluted earnings per share of $0.41 increased 17.1 percent versus the prior year’s $0.35 per diluted share. The increase was largely due to improved operating results, reduced share count, the absence of a 2012 loss on an extinguishment of debt and a lower tax rate.

Normalized net income was $134.1 million, compared with $126.6 million in the prior year. Normalized diluted earnings per share of $0.47 increased 9.3 percent versus the prior year’s $0.43, primarily due to the improved operating results, reduced share count and a lower tax rate.

For the fourth quarter 2013, normalized diluted earnings per share exclude $0.06 per diluted share for restructuring and restructuring-related costs associated with Project Renewal. For the fourth quarter 2012, normalized diluted earnings per share exclude $0.06 per diluted share for restructuring and restructuring-related costs associated with Project Renewal and the European Transformation Plan, $0.01 per diluted share due to a loss on the extinguishment of debt and $0.01 per diluted share related to non-recurring tax charges resulting from incremental tax contingencies. (A reconciliation to “normalized” results is included below.)

The company generated $304.2 million in operating cash flow during the fourth quarter compared with $261.3 million last year. Capital expenditures were $52.5 million compared with $47.0 million in the prior year.

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

A reconciliation of the fourth quarter 2013 and 2012 results is as follows:

	Q4 2013	Q4 2012

Diluted earnings per share (as reported)	$0.41	$0.35

Restructuring and restructuring-related costs	0.06	0.06

Income tax items	-	0.01

Loss on extinguishment of debt	-	0.01

Normalized EPS	$0.47	$0.43

Fourth Quarter 2013 Operating Segment Results

Writing net sales for the fourth quarter were $433.0 million, a 0.5 percent improvement compared to prior year. Core sales increased 2.1 percent, attributable to favorable pricing and strong volume growth in Latin America. Operating income was $94.3 million, or 21.8 percent of sales, compared with $79.2 million, or 18.4 percent of sales, in the prior year. The improvement in operating margin was largely driven by strong productivity and favorable pricing in Latin America, partially offset by increased advertising and promotion expense.

Home Solutions net sales were $423.9 million, a 1.9 percent decline compared to prior year. Core sales declined 1.2 percent, as distribution gains at Calphalon® and Goody® were more than offset by a decline in Rubbermaid Consumer sales attributable to the timing of Black Friday shipments and increased customer programming costs. Normalized operating income was $58.0 million, or 13.7 percent of sales, compared with $62.7 million, or 14.5 percent of sales, in the prior year. The decrease in operating margin was driven by input cost inflation and increased customer programming costs, partially offset by productivity and overhead reductions.

Tools net sales were $220.7 million, a 5.3 percent increase compared to prior year. Core sales increased 8.1 percent driven by new distribution and strong innovation in Latin America. Operating income in the Tools segment was $19.0 million, or 8.6 percent of sales, compared with $23.8 million, or 11.4 percent of sales, in the prior year. Although a sequential improvement versus third quarter results, the decrease in operating margin was driven by increased investment in selling systems in Latin America and Asia Pacific, partially offset by strengthened productivity and lower customer programming investment in North America.

Commercial Products net sales were $202.9 million, a 7.6 percent improvement compared to prior year. Core sales increased 8.2 percent largely as a result of share gains in North America and distribution gains in Latin America. Operating income was $15.5 million, or 7.6 percent of sales, compared with $22.0 million, or 11.7 percent of sales, in the prior year. The decrease in operating margin was driven by input cost inflation and significant increases in advertising and promotion support of the new Rubbermaid Commercial Products Executive Series launch in North America, partially offset by positive price realization.

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Baby & Parenting net sales were $209.3 million, a 12.4 percent increase compared to prior year. Core sales increased 15.0 percent, driven by strong innovation at more premium price points, strengthened distribution and strong merchandising. Operating income was $19.6 million, or 9.4 percent of sales, compared with $12.8 million, or 6.9 percent of sales, in the prior year. The increase in operating margin was due to fixed cost leverage associated with strong growth, and positive price realization partially offset by increased inflation.

Full Year 2013 Results

Net sales for the twelve months ended December 31, 2013 increased 2.0 percent to $5.69 billion, compared with $5.58 billion in the prior year. Core sales, which exclude the impact of foreign currency, increased 3.2 percent.

Core sales grew in every segment as follows: 0.1 percent in Writing, 2.9 percent in Home Solutions, 3.4 percent in Tools, 3.9 percent in Commercial Products and 10.2 percent in Baby & Parenting. Reported sales growth (decline) by segment was as follows: (1.0) percent in Writing, 2.5 percent in Home Solutions, 1.5 percent in Tools, 3.4 percent in Commercial Products and 7.2 percent in Baby & Parenting.

Reported and normalized gross margins were 38.3 percent. Productivity and pricing helped mitigate input cost inflation and less favorable mix related largely to very strong growth on Baby & Parenting.

Reported operating margin declined 60 basis points to 10.9 percent due to higher restructuring costs related to Project Renewal.

Normalized operating margin was 13.3 percent, an increase of 30 basis points compared with 13.0 percent in the prior year. The margin increase was driven by a reduction of overheads related to Project Renewal, partially offset by increased advertising and promotion investment.

Normalized earnings were $1.83 per diluted share compared with $1.67 per diluted share in the prior year. 2013 normalized diluted earnings per share exclude $0.40 per diluted share for restructuring and restructuring-related costs associated with Project Renewal, $0.02 per diluted share resulting from the currency devaluation in Venezuela, $0.03 per diluted share of income tax benefits attributable to the resolution of tax contingencies and a net gain from discontinued operations of $0.19 per diluted share. 2012 normalized diluted earnings per share exclude $0.23 per diluted share for restructuring and restructuring-related costs, $0.08 per diluted share associated with certain non-recurring tax charges resulting from incremental tax contingencies and the expiration of various statutes of limitation, $0.02 per diluted share due to a loss on extinguishments of debt, as well as a net gain from discontinued operations of $0.03 per diluted share. (A reconciliation to “normalized” results is included below.)

Net income, as reported, was $474.6 million, or $1.63 per diluted share. This compares with $401.3 million, or $1.37 per diluted share, in the prior year.

Normalized net income was $534.9 million, compared with $490.6 million in the prior year. Normalized diluted earnings per share increased 9.6 percent to $1.83 versus $1.67 in the prior year, due to strengthened operating results, lower interest expense and a lower tax rate.

The company generated $605.2 million in operating cash flow during 2013 compared with $618.5 million in the prior year. An incremental voluntary pension contribution of $50 million in 2013 was largely offset by improved performance and improved working capital. Capital expenditures were $138.2 million compared with $177.2 million in the prior year.

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

A reconciliation of the full year 2013 and 2012 results is as follows:

	FY 2013	FY 2012

Diluted earnings per share (as reported)	$1.63	$1.37

Restructuring and restructuring-related costs	0.40	0.23

Currency devaluation - Venezuela	0.02	-

Income tax items	(0.03)	0.08

Loss on extinguishments of debt	-	0.02

Income from discontinued operations	(0.19)	(0.03)

Normalized EPS	$1.83	$1.67

2014 Outlook

Newell Rubbermaid announced its full year 2014 guidance as follows:

»	Core sales growth of 3 to 4 percent;

»	Normalized operating margin improvement of up to 40 basis points;

»	Normalized EPS of $1.94 to $2.00; and

»	Operating cash flow between $600 and $650 million.

The company expects foreign exchange to have a negative impact on net sales of about 100 basis points.

2014 normalized EPS guidance excludes between $100 and $120 million of Project Renewal restructuring and restructuring-related costs. (A reconciliation of expected reported results to “normalized” results is included below.)

The company is on track to realize cumulative annualized cost savings of $270 to $325 million by the second quarter of 2015 related to Project Renewal. The majority of these savings will be reinvested in the business to strengthen brand building and selling capabilities and accelerate growth.

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

Operating cash flow guidance assumes $100 to $120 million in restructuring and restructuring-related cash payments. Capital expenditures are projected at $150 to $175 million.

A reconciliation of the 2014 earnings outlook is as follows:

FY 2014

Diluted earnings per share	$1.61 to $1.67

Restructuring and restructuring-related costs	$0.29 to $0.37

Normalized EPS	$1.94 to $2.00

Conference Call

The company’s fourth quarter 2013 earnings conference call will be held today, January 31, 2014, at 9:00 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay. A supporting slide presentation will be made available in the Investor Relations section on the company’s Web site under Quarterly Earnings.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The company uses certain financial measures that are included in this press release and the additional financial information both in explaining its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The company’s management believes that these measures - including those that are “non-GAAP financial measures” - and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales, as reflected in the Currency Analysis, is useful to investors because it demonstrates the effect of foreign currency on reported sales. The effect of foreign currency on reported sales is determined by applying a fixed exchange rate, calculated as the 12-month average in 2012, to the current and prior year local currency sales amounts, with the difference in these two amounts being the change in core sales and the difference between the change in as reported sales and the change in core sales reported as the currency impact. The company’s management believes that “normalized” gross margin, “normalized” SG&A expense, “normalized” operating income and “normalized” tax rates are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations. The company’s management believes that “normalized” earnings per share, which excludes restructuring and restructuring-related charges and one-time events such as losses related to the extinguishments of debt, tax benefits and charges, impairment charges, discontinued operations and certain other items, is useful to investors because it

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

permits investors to better understand year-over-year changes in underlying operating performance. The company also uses both core sales and normalized earnings per share as two of the three performance criteria in its management cash bonus plan.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

While the company believes that these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2013 sales of $5.7 billion and a strong portfolio of leading brands, including Sharpie®, Paper Mate®, Rubbermaid Commercial Products®, Irwin®, Lenox®, Parker®, Waterman®, Rubbermaid®, Levolor®, Calphalon®, Goody®, Graco®, Aprica® and Dymo®. As part of the company’s Growth Game Plan, Newell Rubbermaid is making sharper portfolio choices and investing in new marketing and innovation to accelerate performance.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell	David Doolittle
Vice President, Investor Relations	Vice President, Global Communications
(770) 418-7723	(770) 418-7519

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and restructuring-related costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation or escalation of the global economic slowdown or regional sovereign debt issues; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; product liability or regulatory actions; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; a failure of one of our key

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

information technology systems or related controls; the potential inability to attract, retain and motivate key employees; future events that could adversely affect the value of our assets and require impairment charges; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values, declining interest rates or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations; our ability to consummate the transactions contemplated by the Accelerated Share Repurchase Plan; and those factors listed in the company’s most recently filed Quarterly Report on Form 10-Q and Exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3 Glenlake Parkway  | Atlanta, GA 30328  |  Phone +1 (770) 418-7000  |  www.newellrubbermaid.com  |  NYSE: NWL

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,
	2013	2012	YOY % Change
Net sales	$1,489.8	$1,447.2	2.9%
Cost of products sold	932.8	910.8

GROSS MARGIN	557.0	536.4	3.8%
% of sales	37.4%	37.1%

Selling, general & administrative expenses	384.4	365.5	5.2%
% of sales	25.8%	25.3%

Restructuring costs	13.4	18.5

OPERATING INCOME	159.2	152.4	4.5%
% of sales	10.7%	10.5%

Nonoperating expenses:
Interest expense, net	15.0	17.4
Loss on extinguishment of debt	—	4.1
Other expense (income), net	0.6	(0.3)

	15.6	21.2	(26.4)%

INCOME BEFORE INCOME TAXES	143.6	131.2	9.5%
% of sales	9.6%	9.1%

Income taxes	26.2	30.0	(12.7)%
Effective rate	18.2%	22.9%

NET INCOME FROM CONTINUING OPERATIONS	117.4	101.2	16.0%
% of sales	7.9%	7.0%

(Loss) income from discontinued operations, net of tax	(0.1)	0.7

NET INCOME	$117.3	$101.9	15.1%

	7.9%	7.0%

EARNINGS PER SHARE:
Basic
Income from continuing operations	$0.41	$0.35
(Loss) income from discontinued operations	$—	$—
Net income	$0.41	$0.35

Diluted
Income from continuing operations	$0.41	$0.35
(Loss) income from discontinued operations	$—	$—
Net income	$0.41	$0.35

AVERAGE SHARES OUTSTANDING:
Basic	283.4	290.0
Diluted	286.7	293.1

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

	Twelve Months Ended December 31,
	2013	2012	YOY % Change
Net sales	$5,692.5	$5,579.9	2.0%
Cost of products sold	3,514.3	3,443.8

GROSS MARGIN	2,178.2	2,136.1	2.0%
% of sales	38.3%	38.3%

Selling, general & administrative expenses	1,446.1	1,443.2	0.2%
% of sales	25.4%	25.9%

Restructuring costs	111.1	52.9

OPERATING INCOME	621.0	640.0	(3.0)%
% of sales	10.9%	11.5%

Nonoperating expenses:
Interest expense, net	60.3	76.1
Loss on extinguishments of debt	—	10.9
Other expense (income), net	18.5	(1.3)

	78.8	85.7	(8.1)%

INCOME BEFORE INCOME TAXES	542.2	554.3	(2.2)%
% of sales	9.5%	9.9%

Income taxes	122.1	162.3	(24.8)%
Effective rate	22.5%	29.3%

NET INCOME FROM CONTINUING OPERATIONS	420.1	392.0	7.2%
% of sales	7.4%	7.0%

Income from discontinued operations, net of tax	54.5	9.3

NET INCOME	$474.6	$401.3	18.3%

	8.3%	7.2%
EARNINGS PER SHARE:
Basic
Income from continuing operations	$1.46	$1.35
Income from discontinued operations	$0.19	$0.03
Net income	$1.64	$1.38
Diluted
Income from continuing operations	$1.44	$1.34
Income from discontinued operations	$0.19	$0.03
Net income	$1.63	$1.37

AVERAGE SHARES OUTSTANDING:
Basic	288.6	291.2
Diluted	291.8	293.6

Newell Rubbermaid Inc.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

CERTAIN LINE ITEMS

(in millions, except per share data)

	Three Months Ended December 31, 2013
	GAAP Measure	Restructuring and restructuring-related costs (1)	Discontinued operations (2)	Non-GAAP Measure
	Reported			Normalized*	Percentage of Sales

Selling, general & administrative expenses	$384.4	$(9.4)	$—	$375.0	25.2%

Operating income	$159.2	$22.8	$—	$182.0	12.2%

Income before income taxes	$143.6	$22.8	$—	$166.4

Income taxes (3)	$26.2	$6.1	$—	$32.3

Net income from continuing operations	$117.4	$16.7	$—	$134.1

Net income	$117.3	$16.7	$0.1	$134.1

Diluted earnings per share**	$0.41	$0.06	$—	$0.47

	Three Months Ended December 31, 2012
	GAAP Measure	Restructuring and restructuring-related costs (1)	Discontinued operations (2)	Non-recurring tax items (4)	Loss on extinguishment of debt (5)	Non-GAAP Measure
	Reported					Normalized*	Percentage of Sales

Cost of products sold	$910.8	$(2.6)	$—	$—	$—	$908.2	62.8%

Gross margin	$536.4	$2.6	$—	$—	$—	$539.0	37.2%

Selling, general & administrative expenses	$365.5	$(2.8)	$—	$—	$—	$362.7	25.1%

Operating income	$152.4	$23.9	$—	$—	$—	$176.3	12.2%

Nonoperating expenses	$21.2	$—	$—	$—	$(4.1)	$17.1

Income before income taxes	$131.2	23.9	$—	$—	$4.1	$159.2

Income taxes (3)	$30.0	$5.0	$—	$(3.9)	$1.5	$32.6

Net income from continuing operations	$101.2	$18.9	$—	$3.9	$2.6	$126.6

Net income	$101.9	$18.9	$(0.7)	$3.9	$2.6	$126.6

Diluted earnings per share**	$0.35	$0.06	$—	$0.01	$0.01	$0.43

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.

**Totals may not add due to rounding.

(1) Restructuring and restructuring-related charges during the three months ended December 31, 2013 include $9.4 million of organizational change implementation and restructuring-related costs and $13.4 million of restructuring costs incurred in connection with Project Renewal. Restructuring and restructuring-related charges during the three months ended December 31, 2012 include $5.4 million of restructuring-related costs and $18.5 million of restructuring costs incurred in connection with the European Transformation Plan and Project Renewal.

(2) During the three months ended December 31, 2013, the Company recognized a net loss of $1.1 million in discontinued operations relating to the operations of the Hardware and Teach businesses and a $1.0 million gain related to the sale of the Hardware business. During the three months ended December 31, 2012, the Company recognized net income of $0.7 million in discontinued operations relating to the operations of the Hardware and Teach businesses.

(3) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

(4) During the three months ended December 31, 2012, the Company incurred $3.9 million of non-recurring income tax charges resulting from tax contingencies and the expiration of various statutes of limitation.

(5) Loss on extinguishment of debt of $4.1 million during the three months ended December 31, 2012 was incurred in connection with the early retirement of the April 2013 Senior Notes.

Newell Rubbermaid Inc.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

CERTAIN LINE ITEMS

(in millions, except per share data)

	Twelve Months Ended December 31, 2013
	GAAP Measure	Restructuring and restructuring- related costs (1)	Charge resulting from the devaluation of the Venezuelan Bolivar (2)	Non-recurring tax items (3)	Discontinued operations (4)	Non-GAAP Measure
	Reported					Normalized*	Percentage of Sales

Cost of products sold	$3,514.3	$(1.1)	$—	$—	$—	$3,513.2	61.7%

Gross margin	$2,178.2	$1.1	$—	$—	$—	$2,179.3	38.3%

Selling, general & administrative expenses	$1,446.1	$(23.8)	$—	$—	$—	$1,422.3	25.0%

Operating income	$621.0	$136.0	$—	$—	$—	$757.0	13.3%

Nonoperating expenses	$78.8	$—	$(11.1)	$—	$—	$67.7

Income before income taxes	$542.2	$136.0	$11.1	$—	$—	$689.3

Income taxes (5)	$122.1	$20.3	$4.1	$7.9	$—	$154.4

Net income from continuing operations	$420.1	$115.7	$7.0	$(7.9)	$—	$534.9

Net income	$474.6	$115.7	$7.0	$(7.9)	$(54.5)	$534.9

Diluted earnings per share**	$1.63	$0.40	$0.02	$(0.03)	$(0.19)	$1.83

	Twelve Months Ended December 31, 2012
	GAAP Measure	Restructuring and restructuring- related costs (1)	Non-recurring tax items (3)	Discontinued operations (4)	Loss on extinguishments of debt (6)	Non-GAAP Measure
	Reported					Normalized*	Percentage of Sales

Cost of products sold	$3,443.8	$(2.6)	$—	$—	$—	$3,441.2	61.7%

Gross margin	$2,136.1	$2.6	$—	$—	$—	$2,138.7	38.3%

Selling, general & administrative expenses	$1,443.2	$(31.9)	$—	$—	$—	$1,411.3	25.3%

Operating income	$640.0	$87.4	$—	$—	$—	$727.4	13.0%

Nonoperating expenses	$85.7	$—	$—	$—	$(10.9)	$74.8

Income before income taxes	$554.3	$87.4	$—	$—	$10.9	$652.6

Income taxes (5)	$162.3	$18.8	$(23.1)	$—	$4.0	$162.0

Net income from continuing operations	$392.0	$68.6	$23.1	$—	$6.9	$490.6

Net income	$401.3	$68.6	$23.1	$(9.3)	$6.9	$490.6

Diluted earnings per share**	$1.37	$0.23	$0.08	$(0.03)	$0.02	$1.67

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.

**Totals may not add due to rounding.

(1) Restructuring and restructuring-related charges during the twelve months ended December 31, 2013 include $24.9 million of organizational change implementation and restructuring-related costs and $111.1 million of restructuring costs incurred in connection with Project Renewal. Restructuring and restructuring-related charges during the twelve months ended December 31, 2012 include $34.5 million of restructuring-related costs and $52.9 million of restructuring costs incurred in connection with the European Transformation Plan and Project Renewal.

(2) During the twelve months ended December 31, 2013, the Company recognized a foreign exchange loss of $11.1 million resulting from the devaluation of the Venezuelan Bolivar, which under hyperinflationary accounting is recorded in the Statement of Operations.

(3) During the twelve months ended December 31, 2013, the Company recognized a non-recurring tax benefit of $7.9 million resulting from the resolution of various income tax contingencies and the expiration of various statutes of limitation. During the twelve months ended December 31, 2012, the Company incurred $23.1 million of non-recurring tax charges resulting from incremental tax contingencies and the expiration of various statutes of limitation.

(4) During the twelve months ended December 31, 2013, the Company recognized a net loss of $4.4 million in discontinued operations relating to the operations of the Hardware and Teach businesses and a $58.9 million net gain, including impairments, relating to the sale of the Hardware and Teach businesses. During the twelve months ended December 31, 2012, the Company recognized net income of $7.6 million in discontinued operations relating to the operations of the Hardware and Teach businesses and a $1.7 million gain primarily related to the sale of the hand torch and solder business.

(5) The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

(6) Loss on extinguishments of debt of $10.9 million during the twelve months ended December 31, 2012 primarily represents the costs associated with the early retirement of the junior convertible subordinated securities underlying the quarterly income preferred securities (QUIPS) and the April 2013 Senior Notes.

Newell Rubbermaid Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)

	December 31, 2013	December 31, 2012
Assets:

Cash and cash equivalents	$226.3	$183.8
Accounts receivable, net	1,105.1	1,112.4
Inventories, net	684.4	696.4
Deferred income taxes	139.1	135.8
Prepaid expenses and other	140.7	142.7

Total Current Assets	2,295.6	2,271.1

Property, plant and equipment, net	539.6	560.2
Goodwill	2,361.1	2,370.2
Other intangible assets, net	614.5	654.1
Other assets	268.9	366.4

Total Assets	$6,079.7	$6,222.0

Liabilities and Stockholders' Equity:

Accounts payable	$558.9	$527.4
Accrued compensation	167.3	173.5
Other accrued liabilities	698.5	658.0
Short-term debt	174.0	210.7
Current portion of long-term debt	0.8	1.2

Total Current Liabilities	1,599.5	1,570.8

Long-term debt	1,661.6	1,706.5
Other noncurrent liabilities	743.6	944.5

Stockholders' Equity - Parent	2,071.5	1,996.7
Stockholders' Equity - Noncontrolling Interests	3.5	3.5

Total Stockholders' Equity	2,075.0	2,000.2

Total Liabilities and Stockholders' Equity	$6,079.7	$6,222.0

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Twelve Months Ended December 31,
	2013	2012
Operating Activities:
Net income	$474.6	$401.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158.9	163.7
Net gain from sale of discontinued operations	(87.4)	(5.2)
Loss on extinguishments of debt	—	10.9
Non-cash restructuring costs	4.2	0.3
Deferred income taxes	92.0	71.2
Stock-based compensation expense	37.2	32.9
Other, net	32.3	12.0
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(19.0)	(101.2)
Inventories	(61.6)	7.7
Accounts payable	59.0	56.3
Accrued liabilities and other	(85.0)	(31.4)

Net cash provided by operating activities	$605.2	$618.5

Investing Activities:
Proceeds from sale of discontinued operations and noncurrent assets	$189.8	$43.5
Capital expenditures	(138.2)	(177.2)
Acquisitions and acquisition-related activity	—	(26.5)
Other	1.8	(2.8)

Net cash provided by (used in) investing activities	$53.4	$(163.0)

Financing Activities:
Net short-term borrowings	$(35.8)	$106.0
Proceeds from issuance of debt, net of debt issuance costs	—	841.9
Payments on debt	—	(1,203.4)
Repurchase and retirement of shares of common stock	(470.0)	(91.5)
Cash dividends	(174.1)	(125.9)
Excess tax benefits related to stock-based compensation	15.8	12.7
Other stock-based compensation activity, net	50.6	14.2

Net cash used in financing activities	$(613.5)	$(446.0)

Currency rate effect on cash and cash equivalents	$(2.6)	$4.1

Increase in cash and cash equivalents	$42.5	$13.6
Cash and cash equivalents at beginning of year	183.8	170.2

Cash and cash equivalents at end of year	$226.3	$183.8

Newell Rubbermaid Inc.

Financial Worksheet- Segment Reporting

(In Millions)

	2013					2012
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q1:
Writing	$340.6	$63.2	$—	$63.2	18.6%	$375.6	$66.4	$—	$66.4	17.7%	$(35.0)	(9.3)%	$(3.2)	(4.8)%
Home Solutions	338.9	34.1	—	34.1	10.1%	326.7	30.9	—	30.9	9.5%	12.2	3.7%	3.2	10.4%
Tools	188.6	18.7	—	18.7	9.9%	190.6	28.7	—	28.7	15.1%	(2.0)	(1.0)%	(10.0)	(34.8)%
Commercial Products	183.1	21.6	—	21.6	11.8%	175.4	18.6	—	18.6	10.6%	7.7	4.4%	3.0	16.1%
Baby & Parenting	189.6	23.9	—	23.9	12.6%	182.2	22.4	—	22.4	12.3%	7.4	4.1%	1.5	6.7%
Restructuring Costs	—	(34.4)	34.4	—		—	(12.1)	12.1	—		—		—
Corporate	—	(29.3)	6.6	(22.7)		—	(31.7)	10.0	(21.7)		—		(1.0)	(4.6)%

Total	$1,240.8	$97.8	$41.0	$138.8	11.2%	$1,250.5	$123.2	$22.1	$145.3	11.6%	$(9.7)	(0.8)%	$(6.5)	(4.5)%

	2013					2012
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q2:
Writing	$477.8	$123.6	$—	$123.6	25.9%	$459.1	$105.7	$—	$105.7	23.0%	$18.7	4.1%	$17.9	16.9%
Home Solutions	399.1	53.7	—	53.7	13.5%	391.3	42.6	—	42.6	10.9%	7.8	2.0%	11.1	26.1%
Tools	198.0	18.3	—	18.3	9.2%	202.4	30.5	—	30.5	15.1%	(4.4)	(2.2)%	(12.2)	(40.0)%
Commercial Products	203.6	21.9	—	21.9	10.8%	190.1	21.1	—	21.1	11.1%	13.5	7.1%	0.8	3.8%
Baby & Parenting	196.2	23.8	—	23.8	12.1%	182.4	19.2	—	19.2	10.5%	13.8	7.6%	4.6	24.0%
Restructuring Costs	—	(32.0)	32.0	—			(10.0)	10.0	—		—		—
Corporate	—	(23.9)	2.1	(21.8)			(31.7)	10.5	(21.2)		—		(0.6)	(2.8)%

Total	$1,474.7	$185.4	$34.1	$219.5	14.9%	$1,425.3	$177.4	$20.5	$197.9	13.9%	$49.4	3.5%	$21.6	10.9%

	2013					2012
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q3:
Writing	$454.7	$108.8	$0.3	$109.1	24.0%	$458.6	$83.6	$1.2	$84.8	18.5%	$(3.9)	(0.9)%	$24.3	28.7%
Home Solutions	431.4	66.3	—	66.3	15.4%	403.8	64.0	2.0	66.0	16.3%	27.6	6.8%	0.3	0.5%
Tools	210.6	12.3	—	12.3	5.8%	203.6	26.8	—	26.8	13.2%	7.0	3.4%	(14.5)	(54.1)%
Commercial Products	196.3	23.5	—	23.5	12.0%	205.6	31.2	—	31.2	15.2%	(9.3)	(4.5)%	(7.7)	(24.7)%
Baby & Parenting	194.2	23.9	0.8	24.7	12.7%	185.3	18.3	—	18.3	9.9%	8.9	4.8%	6.4	35.0%
Restructuring Costs	—	(31.3)	31.3	—		—	(12.3)	12.3	—		—		—
Corporate	—	(24.9)	5.7	(19.2)		—	(24.6)	5.4	(19.2)		—		—	0.0%

Total	$1,487.2	$178.6	$38.1	$216.7	14.6%	$1,456.9	$187.0	$20.9	$207.9	14.3%	$30.3	2.1%	$8.8	4.2%

	2013					2012
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q4:
Writing	$433.0	$94.3	$—	$94.3	21.8%	$430.9	$79.2	$—	$79.2	18.4%	$2.1	0.5%	$15.1	19.1%
Home Solutions	423.9	58.0	—	58.0	13.7%	432.0	59.8	2.9	62.7	14.5%	(8.1)	(1.9)%	(4.7)	(7.5)%
Tools	220.7	19.0	—	19.0	8.6%	209.5	23.8	—	23.8	11.4%	11.2	5.3%	(4.8)	(20.2)%
Commercial Products	202.9	15.5	—	15.5	7.6%	188.6	22.0	—	22.0	11.7%	14.3	7.6%	(6.5)	(29.5)%
Baby & Parenting	209.3	19.6	—	19.6	9.4%	186.2	12.8	—	12.8	6.9%	23.1	12.4%	6.8	53.1%
Restructuring Costs	—	(13.4)	13.4	—		—	(18.5)	18.5	—		—		—
Corporate	—	(33.8)	9.4	(24.4)		—	(26.7)	2.5	(24.2)		—		(0.2)	(0.8)%

Total	$1,489.8	$159.2	$22.8	$182.0	12.2%	$1,447.2	$152.4	$23.9	$176.3	12.2%	$42.6	2.9%	$5.7	3.2%

	2013					2012
		Reconciliation (1)					Reconciliation (1)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
YE:
Writing	$1,706.1	$389.9	$0.3	$390.2	22.9%	$1,724.2	$334.9	$1.2	$336.1	19.5%	$(18.1)	(1.0)%	$54.1	16.1%
Home Solutions	1,593.3	212.1	—	212.1	13.3%	1,553.8	197.3	4.9	202.2	13.0%	39.5	2.5%	9.9	4.9%
Tools	817.9	68.3	—	68.3	8.4%	806.1	109.8	—	109.8	13.6%	11.8	1.5%	(41.5)	(37.8)%
Commercial Products	785.9	82.5	—	82.5	10.5%	759.7	92.9	—	92.9	12.2%	26.2	3.4%	(10.4)	(11.2)%
Baby & Parenting	789.3	91.2	0.8	92.0	11.7%	736.1	72.7	—	72.7	9.9%	53.2	7.2%	19.3	26.5%
Restructuring Costs	—	(111.1)	111.1	—		—	(52.9)	52.9	—		—		—
Corporate	—	(111.9)	23.8	(88.1)		—	(114.7)	28.4	(86.3)		—		(1.8)	(2.1)%

Total	$5,692.5	$621.0	$136.0	$757.0	13.3%	$5,579.9	$640.0	$87.4	$727.4	13.0%	$112.6	2.0%	$29.6	4.1%

(1) Excluded items consist of organizational change implementation, restructuring-related and restructuring costs. Organizational change implementation and restructuring-related costs of $24.9 million and restructuring costs of $111.1 million incurred during the twelve months ended December 31, 2013 relate to Project Renewal. Restructuring-related costs of $34.5 million and restructuring costs of $52.9 million during the twelve months ended December 31, 2012 relate to the European Transformation Plan and Project Renewal.

Newell Rubbermaid Inc.

Three Months Ended December 31, 2013

In Millions

Currency Analysis

By Segment
	As Reported			Core Sales (1)				Year-Over-Year Increase (Decrease)
	2013	2012	Increase (Decrease)	2013	2012	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Writing	$433.0	$430.9	$2.1	$439.6	$430.5	$9.1	$(7.0)	2.1%	0.5%	(1.6)%
Home Solutions	423.9	432.0	(8.1)	426.2	431.5	(5.3)	(2.8)	(1.2)%	(1.9)%	(0.7)%
Tools	220.7	209.5	11.2	228.1	211.0	17.1	(5.9)	8.1%	5.3%	(2.8)%
Commercial Products	202.9	188.6	14.3	204.1	188.7	15.4	(1.1)	8.2%	7.6%	(0.6)%
Baby & Parenting	209.3	186.2	23.1	214.6	186.6	28.0	(4.9)	15.0%	12.4%	(2.6)%

Total Company	$1,489.8	$1,447.2	$42.6	$1,512.6	$1,448.3	$64.3	$(21.7)	4.4%	2.9%	(1.5)%

By Geography
United States	$996.9	$963.6	$33.3	$996.9	$963.6	$33.3	$—	3.5%	3.5%	(0.0)%
Canada	80.9	89.4	(8.5)	84.5	88.5	(4.0)	(4.5)	(4.5)%	(9.5)%	(5.0)%

Total North America	1,077.8	1,053.0	24.8	1,081.4	1,052.1	29.3	(4.5)	2.8%	2.4%	(0.4)%

Europe, Middle East and Africa	187.8	178.3	9.5	179.7	177.8	1.9	7.6	1.1%	5.3%	4.2%
Latin America	110.9	92.5	18.4	125.0	94.7	30.3	(11.9)	32.0%	19.9%	(12.1)%
Asia Pacific	113.3	123.4	(10.1)	126.5	123.7	2.8	(12.9)	2.3%	(8.2)%	(10.5)%

Total International	412.0	394.2	17.8	431.2	396.2	35.0	(17.2)	8.8%	4.5%	(4.3)%

Total Company	$1,489.8	$1,447.2	$42.6	$1,512.6	$1,448.3	$64.3	$(21.7)	4.4%	2.9%	(1.5)%

(1) "Core Sales" is determined by applying a fixed exchange rate, calculated as the 12-month average in 2012, to the current and prior year local currency sales amounts, with the difference between the change in "As Reported" sales and the change in "Core Sales" reported in the table as "Currency Impact".

Newell Rubbermaid Inc.

Twelve Months Ended December 31, 2013

In Millions

Currency Analysis

By Segment
	As Reported			Core Sales (1)				Year-Over-Year Increase (Decrease)
	2013	2012	(Decrease) Increase	2013	2012	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact

Writing	$1,706.1	$1,724.2	$(18.1)	$1,727.2	$1,725.9	$1.3	$(19.4)	0.1%	(1.0)%	(1.1)%
Home Solutions	1,593.3	1,553.8	39.5	1,599.3	1,553.7	45.6	(6.1)	2.9%	2.5%	(0.4)%
Tools	817.9	806.1	11.8	835.5	807.9	27.6	(15.8)	3.4%	1.5%	(1.9)%
Commercial Products	785.9	759.7	26.2	789.6	760.0	29.6	(3.4)	3.9%	3.4%	(0.5)%
Baby & Parenting	789.3	736.1	53.2	811.4	736.5	74.9	(21.7)	10.2%	7.2%	(3.0)%

Total Company	$5,692.5	$5,579.9	$112.6	$5,763.0	$5,584.0	$179.0	$(66.4)	3.2%	2.0%	(1.2)%

By Geography

United States	$3,867.8	$3,739.1	$128.7	$3,867.8	$3,739.1	$128.7	$—	3.4%	3.4%	0.0%
Canada	310.9	325.4	(14.5)	320.7	325.5	(4.8)	(9.7)	(1.5)%	(4.5)%	(3.0)%

Total North America	4,178.7	4,064.5	114.2	4,188.5	4,064.6	123.9	(9.7)	3.0%	2.8%	(0.2)%

Europe, Middle East and Africa	699.2	707.6	(8.4)	686.1	709.5	(23.4)	15.0	(3.3)%	(1.2)%	2.1%
Latin America	392.6	335.5	57.1	426.9	337.2	89.7	(32.6)	26.6%	17.0%	(9.6)%
Asia Pacific	422.0	472.3	(50.3)	461.5	472.7	(11.2)	(39.1)	(2.4)%	(10.7)%	(8.3)%

Total International	1,513.8	1,515.4	(1.6)	1,574.5	1,519.4	55.1	(56.7)	3.6%	(0.1)%	(3.7)%

Total Company	$5,692.5	$5,579.9	$112.6	$5,763.0	$5,584.0	$179.0	$(66.4)	3.2%	2.0%	(1.2)%

(1) “Core Sales” is determined by applying a fixed exchange rate, calculated as the 12-month average in 2012, to the current and prior year local currency sales amounts, with the difference between the change in “As Reported” sales and the change in “Core Sales” reported in the table as “Currency Impact”.